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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Organogenesis Inc. and its wholly owned subsidiaries on Forms S-8 (File Nos. 33-12761, 33-41862, 33-48888, 33-49236, 33-49248, 33-48890, 33-86506, 33-86508,
33-48892 and 33-64319) and on Forms S-3 (File Nos, 33-33914, 33-40287, 33-43648,
33-60381, 33-63393, 33-63397,333-3995 and 333-50755) in effect on the filing date of Organogenesis Inc.'s Annual Report on the Form 10-K for the year end December 31, 1998, of our report dated March 30, 1999, on our audits of the consolidated financial statements of Organogenesis Inc. and its wholly owned subsidiaries as of December 31, 1997 and 1998, and for the years ended December 31, 1996, 1997, and 1998, which report is included or incorporated by reference in this Annual Report on Form 10-K.



                                        PricewaterhouseCoopers LLP

Boston, Massachusetts
March 30, 1999